Bionik Laboratories, Inc. to Present at the 2017 Marcum MicroCap Conference

TORONTO and BOSTON, June 7, 2017 -- Bionik Laboratories Corp. (OTCQX:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced that Peter Bloch, Chief Executive Officer, will present at the 6th Annual 2017 Marcum MicroCap Conference on Friday, June 16, 2017 at 11:00am ET. The conference will be held at The Grand Hyatt Hotel in New York City.

During his presentation, Mr. Bloch will provide a corporate update and discuss Bionik’s propriety assistive robotic therapy systems that are commercially available for treatment of stroke and other neurological disorders, as well as new products currently under development.

Management of Bionik Laboratories will be available for one-on-one meetings at the conference on Thursday June 15 and Friday, June 16, 2017. Investors interested in arranging a meeting should contact Amato and Partners, LLC by email: admin@amatoandpartners.com.

About the Marcum MicroCap Conference

The Marcum MicroCap Conference (www.marcummicrocap.com) is a nationally recognized forum for publicly traded companies with less than $500 million in market capitalization to network with fund managers and high net worth investors who focus on small cap equities. The conference is attended each year by more than 2,000 investors and other participants from every segment of the microcap marketplace, including venture and lower middle-market private equity investors, institutional investors, directors, investment bankers, and buy- and sell-side analysts, as well as senior executive teams from presenting companies and service providers to the microcap marketplace.

The conference is presented by Marcum LLP, a top national accounting and advisory firm registered with the Public Company Accounting Oversight Board (PCAOB). Marcum's Assurance Division provides the most up-to-date service and guidance on SEC accounting and reporting issues. Services include Financial Statement Audits in accordance with PCAOB standards; Tax Compliance and Advisory Services; Due Diligence; Agreed-Upon Procedures and Other Attest Work; Internal Audit Services; Sarbanes-Oxley Section 404 Compliance Services and Software; Technical Accounting Assistance; and IPO Assistance. For more information, visit www.marcumllp.com.

About Bionik Laboratories

Bionik Laboratories (OTCQX:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development. The InMotion Systems — the InMotion ARM™, InMotion Wrist™, InMotion Hand™ and InMotion AnkleBot™ — are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is designed to continually adapt to a patient’s ability and provide real-time feedback to the physiotherapist.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media contact:
Matt Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Relations contact:
Amato and Partners, LLC
Investor Relations Counsel
admin@amatoandpartners.com